Exhibit 1.01

2023 Conflict Minerals Report

Introduction and Terminology.
This Conflict Minerals Report is an exhibit to Navitas Semiconductor Corporation’s Specialized Disclosure Report on Form SD for calendar year 2023, filed with the Securities and Exchange Commission (the “SEC”) on or about May 24, 2024 as required by Rule 13p-1 under Section 13(p) of the Securities Exchange Act of 1934 (the “Exchange Act”). We refer to Section 13(p), Rule 13p-1 and Form SD collectively as the “Conflict Minerals Rule.”

In this report, the terms “Navitas Semiconductor,” “Navitas,” “we,” “our” and “us” refer to Navitas Semiconductor Corporation individually. We refer to our subsidiaries collectively or individually as appropriate. Consistent with the Conflict Minerals Rule, the term “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivative metals tantalum, tin and tungsten, without regard to their origin.

Products Covered.

Since Navitas’ founding in 2014, our subsidiaries have developed and produced gallium nitride (“GaN”)-based power semiconductor devices. In August 2022, we acquired GeneSiC Semiconductor Inc., a provider of silicon carbide (“SiC”)-based power semiconductor devices. This report and the Form SD in which it is included pertain only to GaN-based products. Accordingly, when we use the term “products” in this report, we refer only to GaN-based devices. As permitted by Instruction (3) to Item 1.01 of Form SD, we expect to cover SiC-based products along with GaN-based products in our Conflict Minerals Report and related Form SD for calendar year 2024, to be filed with the SEC on or before May 31, 2025.

Forward-Looking Statements.
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not statements of historical fact, including but not limited to statements concerning the additional steps that our subsidiaries intend to take to mitigate the risk that necessary conflict minerals benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. Risks and uncertainties specifically related to conflict minerals may include, but are not limited to:
•the continued implementation of satisfactory traceability and other compliance measures by our subsidiaries’ direct and indirect suppliers, on a timely basis or at all;
•whether our subsidiaries’ direct and indirect suppliers, and other market participants including smelters and refiners, responsibly source conflict minerals, and
•political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) and surrounding countries (together with the DRC, “Covered Countries”), the United States or elsewhere.
We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Applicability of the Conflict Minerals Rule to Navitas Semiconductor and our Subsidiaries.

Navitas Semiconductor and our subsidiaries worldwide, including principally (with respect to GaN-based products) Navitas Semiconductor Limited, operate power semiconductor device design, development, marketing, distribution and sales businesses. Neither we nor our subsidiaries own or operate any manufacturing facilities. Instead, our subsidiaries contract with third-party service providers to manufacture our products. These manufacturing service providers include, among other suppliers, operators of semiconductor wafer fabrication facilities (commonly referred to as “fabs”), as well as providers of semiconductor device assembly and test services (commonly referred to as outsourced assembly and test services or “OSATs”).

Virtually all the products that our subsidiaries have manufactured contain conflict minerals that are necessary to the functionality or production of our products, including gold, tin, tantalum and tungsten. We and our subsidiaries are several levels removed from the mining of minerals and the manufacture of metals (involving conflict minerals or otherwise). As a fabless semiconductor producer, we depend on our subsidiaries’ direct suppliers to provide information about conflict minerals contained in the products or materials they supply. In turn, our direct suppliers may need to rely on their suppliers (of metals or other materials) to provide information about conflict minerals contained in the materials purchased from those indirect suppliers.

Applicable Navitas Semiconductor Policies.

It is the policy of Navitas Semiconductor and its subsidiaries to operate their businesses in accordance with, and in ways that promote, internationally recognized standards of corporate responsibility. In addition, we have adopted the Code of Conduct of the Responsible Business Alliance (“RBA”), and are committed to advancing the RBA’s vision and mission supporting the rights and well-being of workers and communities worldwide affected by the global electronics supply chain. We have also adopted a conflict minerals policy (the Navitas Responsible Minerals Policy) that is publicly available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters.

Reasonable Country of Origin Inquiry (RCOI).
In accordance with the Conflict Minerals Rule, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the conflict minerals necessary to the functionality or production of our products originated in the Covered Countries or were from recycled or scrap sources. Our RCOI included:
•Surveying our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”).
•Evaluating the completeness and accuracy of the suppliers’ survey responses.
•Contacting suppliers whose survey responses were identified as incomplete or potentially inaccurate to seek additional clarifying information.
Based on the results of our RCOI, we have reason to believe that certain conflict minerals contained in our products may have originated in the Covered Countries and may not have been from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of these minerals.
Due Diligence Framework.
Inherent Limitations on Due Diligence Measures. Because our subsidiaries do not themselves purchase conflict minerals, and because their direct suppliers are downstream purchasers of conflict minerals, our due diligence measures can only provide reasonable assurance regarding the source and chain of custody of the necessary conflict minerals used in Navitas Semiconductor-branded products. Our due diligence processes are highly dependent upon the degree to which our subsidiaries’ direct and indirect suppliers provide complete and accurate information concerning the original sources of necessary conflict minerals. It is possible that those sources of information may provide inaccurate or incomplete information, or be subject to fraud.

Additionally, it is difficult to obtain continuous, real-time information from our suppliers. The supply chain for commodities such as conflict minerals is highly complex, with ore being continuously delivered to smelters and refiners, smelters and refiners smelting or refining ores into derivatives, derivatives being shipped, sold and stored in numerous market locations around the world, and distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since our subsidiaries do not have direct contractual relationships with smelters and refiners, we rely on direct and indirect suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. Our subsidiaries seek sourcing data on a periodic basis from their suppliers. We ask that the data cover the entire reporting year, and we attempt to use contract provisions requiring our suppliers to promptly update us in the event that the sourcing data changes. Our due diligence measures were designed to conform, in all material respects, with the framework set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Due Diligence Measures Performed.

Our due diligence measures are organized according to the following categories, as specified under the OECD Due Diligence Guidance:
1.Establish Strong Company Management Systems
•We have a conflict minerals policy (the Navitas Responsible Minerals Policy) that is publicly available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters.
•We maintain records of our subsidiaries’ supply chains and work collaboratively with stakeholders to ensure traceability from the point of origin to the final product.
•We have an internal management team to support supply chain due diligence, including representatives from our quality, procurement and legal departments.
2.     Identify and Assess Risk in the Supply Chain
•We survey all our potential in-scope suppliers to determine the status of any conflict minerals contained in materials and products supplied to our subsidiaries.
3.    Design and Implement a Strategy to Respond to Identified Risks
•We engage with suppliers to ensure they align with our ethical standards and adhere to our conflict minerals policy.
•We will take corrective actions if any potential risks or non-compliance issues are identified.
4.    Carry Out an Independent Third-Party Audit of Supply Chain Due Diligence
•To gain insight into the smelters and refiners of conflict minerals in our subsidiaries’ supply chains, we rely on the findings of the Responsible Minerals Assurance Process (“RMAP”), which is a voluntary program overseen by the the Responsible Minerals Initiative (“RMI”), an organization established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. Navitas has formally adopted the Code of Conduct of the RBA, and utilizes several tools made available by RMI to industry participants, including for example the Conflict Minerals Reporting Template (CMRT) described above. The RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, referred to above, as well as the Conflict Minerals Rule and Regulation (EU) 2017/821 of the European Parliament. We have not ourselves carried out an independent third-party audit of our supply chain due diligence.
5.    Report Annually on Supply Chain Due Diligence
•We report annually on our supply chain due diligence efforts and make this information publicly available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters.
Due Diligence Results.
Based on our due diligence measures for 2023:
•Our subsidiaries requested and obtained CMRTs from 100% of our suppliers. Our subsidiaries identified these suppliers based on CMRTs already on file, and also by identifying suppliers that had not provided a CMRT before the 2023 process was undertaken. Suppliers were requested to provide us with their latest CMRT.

•Suppliers’ CMRTs were processed to collect lists of all conflict minerals smelters and refiners reported by our suppliers (including as reported by their suppliers).
•As a result of this process, we identified 142 unique smelters or refiners of conflict minerals in our subsidiaries’ supply chains. All of the identified smelters and refiners, the respective conflict minerals they process, and the countries in which they are located are listed in the table below.
•We compared each of the facilities we identified against the RMI’s Active and Conformant Facilities List to determine the level of RMAP assessment (as described above) undertaken for the facility, and the assessment status of each facility.
•As shown in the table below, as of May 31, 2024, all of the smelters or refiners we identified have been assessed as “RMAP Conformant,” which, according to the RMI, means they have successfully completed a RMAP audit, maintain good standing in the program through a continual validation process, and have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.
•We continue to monitor and evaluate all of our suppliers and the smelters and refiners they report on CMRTs.
Conclusion and Future Due Diligence Measures.
Navitas is committed to responsible sourcing and will continue to monitor and improve our supply chain due diligence processes. We will:
•Continue to engage with our suppliers to ensure compliance with our conflict minerals policy.
•Enhance our due diligence measures to address any identified risks.
•Continue to support industry initiatives aimed at improving the transparency and traceability of conflict minerals.
List of Identified Smelters and Refiners.
In our due diligence process for 2023, described above, the following smelters and refiners were identified as indirect or direct suppliers of the identified conflict minerals to our subsidiaries’ suppliers. The RMI Assessment Status reported is as of May 31, 2024.

Conflict Mineral	Smelter or Refiner	Country	RMI Assessment Status
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Dowa	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Heraeus Ltd. Hong Kong	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	L’Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	South Korea	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant

Conflict Mineral	Smelter or Refiner	Country	RMI Assessment Status
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Materion Newton Inc.	United States	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant

Conflict Mineral	Smelter or Refiner	Country	RMI Assessment Status
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	Ximei Resources (Guangdong) Limited	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant

Conflict Mineral	Smelter or Refiner	Country	RMI Assessment Status
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant

Conflict Mineral	Smelter or Refiner	Country	RMI Assessment Status
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant